EXHIBIT 10.33
Cardiac Science Corporation
Certain Executive Officers — 2006 Base Salaries
     Base salary amounts were approved by the Compensation Committee, to be effective May 1, 2006, as set forth below. The compensation arrangement between the Company and each executive officer listed below is governed by an employment agreement between the Company and each executive officer.

Name	Title	2007 Base Salary

John Hinson	Chief Executive Officer	$350,000

Michael Matysik	Chief Financial Officer	$240,000

Kurt Lemvigh	Vice President, International Sales	DK 1,673,640

Darryl Lustig	Vice President, North America Cardiology Sales	$200,000